UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

World Air Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE

MEDIA CONTACT:	INVESTOR CONTACT:
Steve Forsyth	Janice Kuntz
(770) 632-8322	(404) 352-2841

WORLD AIR HOLDINGS SETS DATE FOR SPECIAL MEETING

OF STOCKHOLDERS REGARDING PROPOSED ACQUISITION

BY GLOBAL AERO LOGISTICS

PEACHTREE CITY, Ga. (June 14, 2007) – World Air Holdings, Inc. (OTC: WLDA.PK), today announced that a special meeting of World Air Holdings stockholders will be held at 10:00 a.m., Eastern time, on July 18, 2007 at World Air Holdings’ offices, 101 World Dr., Peachtree City, GA 30269, in connection with the pending acquisition of World Air Holdings by Global Aero Logistics.

At the special meeting, World Air Holdings stockholders will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger dated April 5, 2007, among Global Aero Logistics Inc. (“Global”), Hugo Acquisition Corp. and World Air Holdings Inc. (“World”), providing for the acquisition of World by Global. If the merger is completed, World will become an indirect wholly owned subsidiary of Global and World’s stockholders will be entitled to receive $12.50 in cash, without interest and less any applicable withholding taxes, for each share of World’s common stock owned by them and will cease to have an ownership in World.

World’s stockholders of record on June 13, 2007 will be entitled to notice of and to vote at the special meeting of stockholders.

Additional Information and Where to Find It

In connection with the proposed merger and required stockholder approval, World will file a definitive proxy statement with the Securities and Exchange Commission (SEC). The definitive proxy statement will be mailed to the stockholders of World as of the record date. World’s stockholders are urged to read the definitive proxy statement when it becomes available because it will contain important information about the merger. Investors and stockholders may obtain without charge a copy of the proxy statement when filed with the SEC at the SEC’s web site, www.sec.gov.

Participants in Solicitation

World Air Holdings and its officers and directors may be deemed to be participants in the solicitation of proxies from World’s stockholders with respect to the proposed merger. Stockholders may obtain more detailed information regarding the direct and indirect interests of World’s executive officers and directors in the merger by reading the definitive proxy statement when filed with the SEC.

World Air Holdings, Inc., based in Peachtree City, Ga., has three wholly owned subsidiaries: World Airways, Inc., North American Airlines, Inc., and World Risk Solutions, Ltd. For more information, visit www.worldairholdings.com.

Global Aero Logistics Inc. is the parent company of ATA Airlines, Inc. Now in its 34th year of operations, ATA offers affordable scheduled service travel from destinations like Guadalajara, Cancun, Hawaii, Oakland, Chicago, New York, Dallas/Ft. Worth and Washington, D.C. Through connecting Southwest Airlines codeshare flights, ATA now serves customers in more than 60 markets. ATA also is a leading passenger charter airline serving the U.S. military and many other government and commercial customers. ATA operates a fleet of 29 aircraft and has approximately 2,500 employees. For more information, visit www.ata.com.

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